AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of July 28, 1997 by and between USMX, INC., a Delaware corporation ("USMX") and N M ROTHSCHILD & SONS LIMITED, a company organized and existing under the laws of England ("NMR").

                            Recitals

     A. Pursuant to a Credit Agreement dated as of July 11, 1996, NMR, as lender, has advanced loans in the principal amount of $2,500,000 to USMX, as borrower. Such Credit Agreement, as it has been amended by NMR and USMX is referred to herein as the "USMX Credit Agreement."

     B.    Pursuant  to  an Agreement and Plan  of  Merger  dated
February 5, 1997, as amended April 21, 1997 (the "Merger Agreement") among USMX, Dakota Mining Corporation, a corporation continued under the Canadian Business Corporation Act ("Dakota") and Dakota Merger Corporation, a Delaware corporation which is a wholly-owned subsidiary of Dakota, Dakota Merger Corporation merged with USMX, with USMX continuing as the surviving corporation and a wholly-owned subsidiary of Dakota.

     C. NMR has consented to the merger contemplated by the Merger Agreement and has also agreed to modify the terms and conditions of the Credit Agreement dated as of July 11, 1996 between NMR, as lender, and USMX of Alaska, Inc., an Alaska corporation ("USMXAK"), as borrower (the "USMXAK Credit Agreement"), subject, among other things, to USMX entering into this Agreement and performing its obligations hereunder.


                           Agreement

     NOW,  THEREFORE, in consideration of the following covenants
NMR and USMX hereby agree as follows:

     1.     Defined  Terms.   Capitalized  terms  which  are  not
expressly defined in this Agreement will have the meanings given thereto in the USMX Credit Agreement.

     2. USMX Credit Agreement. Not later than July 28, 1997, or such later date as may be mutually agreed in writing by USMX and NMR, USMX will pay in full all principal, interest, fees and other amounts due and payable to Lender under the USMX Credit Agreement. USMX and NMR agree that upon such payment, the USMX Credit Agreement will terminate, and NMR will have no further rights thereunder to convert the Loan into shares of Common Stock of USMX. Such payment by USMX is a condition precedent to the agreements set forth in Paragraphs 3, 4 and 5 hereof.

     3. Pledge and Security Agreement. Notwithstanding such termination of the USMX Credit Agreement, the Pledge and Security Agreement dated as of July 11, 1996, made by USMX in favor of NMR, will remain in effect to secure the payment and performance by USMX of its obligations under the USMX Guaranty (identified in Paragraph 5 below) and under such Pledge and Security Agreement. USMX and NMR hereby agree that the definition of "Secured Obligations" in such Pledge and Security Agreement is modified to delete the references to the USMX Credit Agreement, and to the Convertible Note executed by USMX in connection therewith. Subject to such modification, USMX hereby ratifies and confirms such Pledge and Security Agreement and agrees that it remains in full force and effect to secure the performance by USMX of its obligations under the USMX Guaranty and under such Pledge and Security Agreement.

     4. Collateral Assignment of Deeds of Trust. USMX and NMR agree that the Collateral Assignment of Deeds of Trust dated as of July 11, 1996, made by USMX for the benefit of NMR in connection with the USMX Credit Agreement and the USMX Guaranty, is modified to delete the references to the USMX Credit Agreement therein, but that such Collateral Assignment of Deeds of Trust will otherwise remain in full force and effect and will continue to secure the performance by USMX of its obligations under the USMX Guaranty and as otherwise provided therein. Subject to such modification, USMX hereby ratifies and confirms such Collateral Assignment of Deeds of Trust.

     5. USMX Guaranty. USMX guaranteed the payment and performance of the obligations of USMXAK under the USMXAK Credit Agreement pursuant to a Guaranty dated July 11, 1996 (the "USMX Guaranty"). USMX and NMR hereby agree that the Guaranty is modified to delete the provision thereof limiting NMR's recourse thereunder against USMX after the occurrence of "Completion" as defined in the USMXAK Credit Agreement, and USMX and NMR agree that such Guaranty by USMX will remain the general, unlimited obligation of USMX until all Obligations (as defined therein) are satisfied. The USMX Guaranty is further modified to delete
Sections 10(a), 10(c), 11 and 16 thereof. Also, the first sentence of Section 10 (requiring Guarantor's contribution of $1,500,000 to Borrower) is deleted in its entirety, and the word "also" is deleted from the following sentence. USMX hereby acknowledges notice of the Second Amendment to the USMXAK Credit Agreement dated as of July 28, 1997 which, among other things, increases the credit available to USMXAK thereunder to $20,500,000. USMX hereby confirms that the Guaranty covers and extends to all obligations of USMXAK under the USMXAK Credit Agreement, as so modified by such Second Amendment, and as the USMXAK Credit Agreement may be further modified or amended in accordance with its terms. Subject to the modifications of the USMX Guaranty set forth herein, USMX hereby ratifies and confirms the USMX Guaranty in accordance with its terms.

     6.   Registration Rights Agreement.  The Registration Rights
Agreement dated as of July 11, 1996 between USMX and NMR is hereby terminated.

     7.   General Provisions.

          a.    Inurement.   This Agreement is binding  upon  and
will inure to the benefit of the successors and assigns of USMX and NMR.

          b. Counterpart Execution. This Agreement may be executed in two or more counterparts, all of which shall, upon execution of identical counterparts by all parties, constitute a single agreement.

     Executed by the parties hereto as of the date first above written.

                              USMX, INC.



                              By:
Name:
                                    Title:



                              N M ROTHSCHILD & SONS LIMITED


                              By:
                                 Name:  Brian T. Dolan
                                 Title:  Attorney-in-Fact